UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2011

VERINT SYSTEMS INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34807	11-3200514
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 6, 2011, the Board of Directors of Verint Systems Inc. (“Verint”) unanimously approved amendments to the Amended and Restated By-Laws (as amended and restated, the “By-Laws”) of Verint effective as of January 6, 2011 as described below:
Stockholder Meeting Organization and Order of Business: The By-Laws were amended to state that only such business will be conducted or considered as is properly brought before a stockholder meeting and to provide express authority to the presiding officer to determine such business and regulate such conduct (Article I, Sections 3, 5, 7(a) and (c) and Article II, Section 3(f)).
Advance Notice Provisions: The By-Laws were amended to clarify advance notice timing requirements for stockholder proposals and director nominations (Article I, Section 7(b) and Article II, Section 3(c)).
Stockholder Proposals: The By-Laws were amended to expand the information requirements for a written stockholder request to bring a stockholder proposal of business at an annual stockholders meeting or make a director nomination to be considered in proper form (Article I, Section 7(b) and Article II, Section 3(d)).
Issuances of Equity Securities. The By-Laws were amended to adjust existing provisions related to the issuance of equity securities to clarify the approvals required for such issuances or to amend such requirement (Article I, Section 9 and Article IX).
Annual Meetings of Directors: The By-Laws were amended to state that following the annual stockholders meeting, the Board of Directors may meet (rather than requiring the Board of Directors to meet) (Article II, Section 6).
Electronic Transmission: The By-Laws were amended to provide that electronic transmission may be used to deliver notice, take action by unanimous written consent, or to waive notice (Article II, Sections 9 and 13 and Article VII).
Board Committees: The By-Laws were amended to delete or revise certain provisions relating to committees of the Board of Directors already addressed by committee charters or resolutions (Article III).
Officers: The By-Laws were amended to provide that the term of office of all officers is one year or until their respective successors have been elected and qualified and to provide that any officer may be removed at any time by the vote of a majority of the Board of Directors (Article IV, Sections 2 and 3).
Stock Certificates: The By-Laws were amended to revise certain provisions relating to stock certificates and uncertificated shares (Article V).
Streamlining Changes: The By-Laws were amended to delete or revise certain provisions that were duplicative of statutory provisions of the Delaware General Corporation Law.
The descriptions of the amendments to the By-Laws are qualified in their entirety by reference to the full text of the By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Fiscal 2010 Annual Meeting of Verint’s stockholders was held on January 6, 2011 (the “Annual Meeting”). At the Annual Meeting, the following persons were elected as directors to serve until their successors are duly elected and qualified or their earlier death, resignation or removal:

Name	Votes For	Votes Against
Paul D. Baker	35,659,541	4,756,104
Dan Bodner	36,074,337	4,341,308
John Bunyan	35,712,187	4,703,458
Charles Burdick	40,291,248	124,397
Andre Dahan	35,217,822	5,197,823
Victor A. DeMarines	33,651,566	6,764,079
Larry Myers	33,815,023	6,600,622
Howard Safir	33,815,062	6,600,583
Shefali Shah	35,248,579	5,167,066
In addition, Verint’s stockholders voted to ratify the appointment of Deloitte & Touche LLP as Verint’s independent registered public accountants for the year ending January 31, 2011 with the following votes:

Votes For	Votes Against	Votes Abstain
43,164,535	282,601	429
Item 8.01 Other Events
In connection with the Annual Meeting, at a meeting of the Board of Directors of Verint on January 6, 2011, Charles Burdick joined the Corporate Governance and Nominating Committee (as the chair of such committee) and the Audit Committee, and Howard Safir joined the Compensation Committee.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
3.1	Amended and Restated By-Laws of Verint Systems Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.
Date: January 7, 2011
	By:	/s/ Peter Fante
		Name:	Peter Fante
		Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Amended and Restated By-Laws of Verint Systems Inc.